UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2005
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 585-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events.

On July 20, 2005, Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced by press release the formation of the Commercial Banking Division within Commercial Capital Bank, (the “Bank”), the Company’s bank subsidiary. The Company also announced that James R. Daley has joined both the Company, as Executive Vice President, and the Bank, as Executive Vice President and Head of the Commercial Banking Division and President of the Corporate Financial Services Group.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated July 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon —————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: July 20, 2005